                            AMENDMENT NO. 1 TO THE
                     NONQUALIFIED STOCK OPTION AGREEMENT

GRANTED TO:                                     David I. Brunson

EFFECTIVE DATE OF ORIGINAL GRANT:               April 23, 1997

GRANTED PURSUANT TO:                            NORTH ATLANTIC TRADING

                                                COMPANY 1997 SHARE INCENTIVE

                                                PLAN

DATE OF AMENDMENT:                                   September 2, 1997

        Amendment No. 1 (the "Amendment"), dated and effective September 2, 1997, to the Nonqualified Stock Option Agreement, made and entered into as of June 25, 1997, between North Atlantic Trading Company, Inc., a Delaware corporation (the "Company"), and David I. Brunson. Paragraph 9 of the Agreement is hereby amended in its entirety to read as follows:

        9. (a) The Employee may pay within thirty (30) days following the exercise of the Option the amount of taxes required to be withheld upon exercise of the Option by (i) delivering a check made payable to the Company or (ii) delivering to the Company shares of Common Stock having a Fair Market Value equal to the amount of such withholding taxes; provided, however, that at the Employee's election, any amount due to the Company under this Section 9(a) may be reduced in whole or part by any amounts the Company owes such Employee under subparagraph (b) below.

           (b) Unless otherwise agreed to by the parties, on or before April 15 of the calendar year following the year in which the Option is exercised (the "Payment Date"), the Company shall pay the Employee an amount (the "Payment") equal to the sum of:

                           (i) the difference between (A) the amount of taxable
                  income reportable by the Employee in connection with the exercise of the Option multiplied by the highest aggregate marginal statutory federal, state and local income tax rate (determined by taking into account the deductibility of state and local income taxes for federal income tax purposes) to which such Employee is subject at the time of exercise (the "Marginal Ordinary Tax Rate") and
                  (B) the amount of taxable income reportable by the Employee in connection with the exercise of the Option multiplied by the highest aggregate marginal statutory federal, state and local income tax rate (determined by taking into account the deductibility of state and local income taxes for federal income tax purposes) to which such Employee would be subject at the time of exercise if such taxable income was characterized as long-term capital gain (the "Marginal Capital Gain Tax Rate") (such difference referred to as the "Incremental Tax Amount"); and

                           (ii) (A) the Incremental Tax Amount divided by (B)
                  one minus the Employee's marginal Ordinary Tax Rate.

                  (c) The payment shall not be made pursuant to Section 9(b) in the event the Option is exercised (i) within 180 days prior to the Employee's termination of employment described in Section 6(d) of the Agreement or (ii) following the Employee's termination of employment described in Section 6(d) of the Agreement. Notwithstanding the foregoing, if the Payment Date falls within 180 days from the date of exercise, the Company shall only make the Payment to Employee upon the signing of an undertaking, reasonably satisfactory to the Company, by the Employee to repay the Payment to the Company if Employee terminates his employment as described with Section 6(d) of the Agreement within 180 days of the date of the exercise of the Option.

                  (d) The Company shall treat the amount paid in 9(b) as compensation payable to the Employee.

        IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

                                              NORTH ATLANTIC TRADING COMPANY

                                              By /s/ Thomas F. Helms, Jr.
                                                 ---------------------------
                                                 Thomas F. Helms, Jr.
                                                 President

ACCEPTED:

/s/ David I. Brunson
-------------------------------
Signature of Employee


David I. Brunson
-------------------------------
Name of Employee - Please Print

Date: September 2, 1997